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                            CARTER, LEDYARD & MILBURN
                               Counsellors at Law
                                  2 Wall Street
                            New York, New York 10005
                                   ----------
                                 (212) 732-3200
                               Fax (212) 732-3232


                                                                    July 2, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:      Pall Corporation
                           Post-Effective Amendment No. 1 on Form S-3
                              to Registration Statement on Form S-4
                           Registration No. 333-17417
                           -------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Pall Corporation, a New York corporation (the "Company"), in connection with the preparation and filing of this Post-Effective Amendment No. 1 on Form S-3 (the "Amendment") to the abovereferenced Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus constituting Part I of the Amendment (the "Prospectus") relates to the issuance of up to 360,187 shares (the "Shares") of the Company's common stock, par value $.10 per share, upon the exercise of certain options (the "Options") and warrants (the "Warrants").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the Company and other documents as we have deemed necessary as a basis for this opinion. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.






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Securities and Exchange Commission                                           -2-


     Based on and subject to the foregoing, we are of the opinion that the section entitled "Federal Income Tax Consequences" in the Prospectus contains an accurate general description, under currently applicable law, of the principal United States federal income tax considerations relating to the Options and the Warrants.

     We consent to the filing of this opinion as an exhibit to the Amendment and to the references to our firm under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations thereunder.

                                            Very truly yours,

                                            /s/Carter, Ledyard & Milburn

                                               Carter, Ledyard & Milburn



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